Exhibit 99.1

Taubman Centers, Inc.T 248.258.6800 200 East Long Lake Road www.taubman.com Suite 300 Bloomfield Hills, Michigan 48304-2324
CONTACT:
Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com
FOR IMMEDIATE RELEASE
TAUBMAN CENTERS ANNOUNCES THIRD QUARTER RESULTS
•	Tenant Sales Trends Improving

•	Operating Statistics on Track with Prior Guidance

•	Earnings Impacted by Impairment Charges

•	Adjusted FFO Guidance at Top of Previously Announced Range
BLOOMFIELD HILLS, Mich., October 26, 2009 — Taubman Centers, Inc. (NYSE: TCO) today announced its financial results for the third quarter of 2009.
Net income (loss) allocable to common shareholders per diluted share (EPS) was $(1.77) for the quarter ended September 30, 2009, versus $0.17 for the quarter ended September 30, 2008. The 2009 results include the $2.00 per share impact of the previously announced impairment charges relating to The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.). EPS for the nine months ended September 30, 2009 was $(1.39), versus $0.26 for the first nine months of 2008.
Adjusted Funds from Operations per diluted share (which excludes the 2009 impairment charges) was $0.74 for the quarters ended September 30, 2009 and 2008 respectively. Funds from Operations (FFO) was $(1.26) per diluted share for the quarter ended September 30, 2009.
Adjusted FFO (which excludes the 2009 impairment charges and the restructuring charge taken in the first half of the year) for the nine months ended September 30, 2009 was $2.13, an increase of 2.4 percent from $2.08 for the nine months ended September 30, 2008. There were no adjustments during the first three quarters of 2008. FFO per share was $0.11 for the nine months ended September 30, 2009.
“We’re continuing to experience a tough retail environment,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “As retailers rationalize locations, we have been very successful collecting lease cancellation income. This more than offset the declines in rents and recoveries during the quarter.”
(more)

Taubman Centers/2
Operating Statistics in Line with Prior Guidance
Ending occupancy for Taubman’s portfolio was 88.5 percent on September 30, 2009 versus 90.5 percent on September 30, 2008. Leased space was 91.0 percent on September 30, 2009 versus 92.4 percent on September 30, 2008.
Average rent per square foot in the company’s 16 consolidated properties for the third quarter of 2009 was $42.36 versus $44.04 for the third quarter of 2008. For the nine months ended September 30, 2009, average rent per square foot in the consolidated properties was $43.47 versus $44.04 in the nine months ended September 30, 2008.
Mall tenant sales per square foot declined 8.0 percent from the third quarter of 2008. For the twelve months ended September 30, 2009, mall tenant sales per square foot was down 11.8 percent to $497 per square foot.
“The sales performance trend is the best we’ve reported since the third quarter of 2008,” said Mr. Taubman. “In fact, the month of September, while down 2.9 percent, was significantly better than we have been reporting all year. We are hopeful that the improved sales trends mark the bottom of this cycle. As sales improve, our retailers will become more profitable. Eventually, this will be reflected in stronger leasing and operating results.”
Guidance
The company previously announced adjusted FFO guidance in the range of $2.73 to $2.93 per diluted share, excluding the restructuring charge incurred in the first half of the year. Excluding the impact of the impairment and restructuring charges, the company is narrowing the range for adjusted FFO per share guidance to $2.88 to $2.93, the top of the previously announced range. FFO per diluted share is expected to be $0.87 to $0.92. The company is also narrowing its guidance for 2009 EPS to $(1.13) to $(1.03).
Supplemental Investor Information Available
The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.” This includes the following:
•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings (Loss) Per Share

•	Components of Other Income, Other Operating Expense, and Gains on Land Sales and Other Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio
(more)

Taubman Centers/3
Investor Conference Call
The company will host a conference call at 1:00 PM. (EDT) on October 27 to discuss these results, business conditions and the company’s outlook for the remainder of 2009. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com. An online replay will follow shortly after the call and continue for approximately 90 days.
Taubman Centers is a real estate investment trust engaged in the development and management of regional and super regional shopping centers. Taubman’s 24 U.S. owned and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. For more information about Taubman, visit www.taubman.com.
For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.
# # #

Taubman Centers/4
TAUBMAN CENTERS, INC.
Table 1 — Summary of Results
For the Periods Ended September 30, 2009 and 2008
(in thousands of dollars, except as indicated)

	Three Months Ended		Year to Date
	2009	2008 (2)	2009	2008 (2)

Net income (loss) (1), (2)	(138,788)	27,836	(93,396)	72,766
Noncontrolling share of (income) loss of consolidated joint ventures (2)	3,456	(1,416)	(270)	(3,722)
Distributions in excess of noncontrolling share of income of consolidated joint ventures (2)		(1,578)		(7,973)
Noncontrolling share of (income) loss of TRG (2)	45,894	(7,445)	34,018	(17,866)
Distributions in excess of noncontrolling share of income of TRG (2)		(3,565)		(15,183)
TRG series F preferred distributions	(615)	(615)	(1,845)	(1,845)
Preferred stock dividends	(3,658)	(3,658)	(10,975)	(10,975)
Distributions to participating securities of TRG	(362)	(362)	(1,198)	(1,085)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners (2)	(94,073)	9,197	(73,666)	14,117
Net income (loss) per common share — basic (2)	(1.77)	0.17	(1.39)	0.27
Net income (loss) per common share — diluted (2)	(1.77)	0.17	(1.39)	0.26
Beneficial interest in EBITDA — Consolidated Businesses (1), (3)	(79,985)	78,973	72,791	231,550
Beneficial interest in EBITDA — Unconsolidated Joint Ventures (3)	24,413	25,636	70,897	71,394
Funds from Operations (1), (3)	(100,323)	59,712	8,637	167,681
Funds from Operations attributable to TCO (1), (3)	(67,019)	39,764	5,707	111,588
Funds from Operations per common share — basic (1), (3)	(1.26)	0.75	0.11	2.11
Funds from Operations per common share — diluted (1), (3)	(1.26)	0.74	0.11	2.08
Adjusted Funds from Operations (1), (3)	60,479	59,712	172,069	167,681
Adjusted Funds from Operations attributable to TCO (1), (3)	40,402	39,764	114,884	111,588
Adjusted Funds from Operations per common share — basic (1), (3)	0.76	0.75	2.16	2.11
Adjusted Funds from Operations per common share — diluted (1), (3)	0.74	0.74	2.13	2.08
Weighted average number of common shares outstanding — basic	53,147,866	52,908,924	53,112,145	52,815,246
Weighted average number of common shares outstanding — diluted	53,147,866	53,412,236	53,112,145	53,370,218
Common shares outstanding at end of period	53,171,237	52,948,733
Weighted average units — Operating Partnership — basic	79,558,921	79,450,825	79,541,688	79,365,719
Weighted average units — Operating Partnership — diluted	81,254,902	80,825,398	80,936,239	80,791,952
Units outstanding at end of period — Operating Partnership	79,558,922	79,481,177
Ownership percentage of the Operating Partnership at end of period	66.8%	66.6%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics:
Mall tenant sales (4)	1,020,834	1,112,502	2,957,114	3,312,137
Ending occupancy	88.5%	90.5%	88.5%	90.5%
Average occupancy	88.4%	90.4%	88.6%	90.1%
Leased space at end of period	91.0%	92.4%	91.0%	92.4%
Mall tenant occupancy costs as a percentage of tenant sales — Consolidated Businesses (4)	15.8%	15.6%	16.9%	15.6%
Mall tenant occupancy costs as a percentage of tenant sales — Unconsolidated Joint Ventures (4)	15.6%	14.7%	15.8%	14.1%
Rent per square foot — Consolidated Businesses	42.36	44.04	43.47	44.04
Rent per square foot — Unconsolidated Joint Ventures	44.56	44.52	44.59	44.72

Taubman Centers/5

(1)	The three and nine month periods ended September 30, 2009 include impairment charges related to the write down of the book values of The Pier Shops and Regency Square to their fair values. The nine month period ended September 30, 2009 also includes a restructuring charge, which primarily represents the costs of termination of personnel. No similar charges were incurred in the three and nine month periods ended September 30, 2008.

(2)	On January 1, 2009, the Company adopted Accounting Standards Codification (ASC) Topic 810, “Consolidation” as it relates to noncontrolling interests. Consequently, noncontrolling interests in consolidated subsidiaries with equity balances of less than zero are now allocated income equal to their ownership interests in the subsidiaries. Under previous accounting, because the net equity balances of the Operating Partnership and the outside partners in certain consolidated joint ventures were less than zero, the income attributed to the noncontrolling partners was equal to their share of distributions. The net equity of these noncontrolling partners is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses. Net loss attributable to Taubman Centers, Inc. common shareowners for the three and nine months ended September 30, 2009 would have been $(153.0) million and $(146.9) million, respectively or $(2.88) and $(2.77) per common share, respectively if accounted for under the previous method of accounting for noncontrolling interests prior to the new accounting requirements. Certain 2008 amounts have been reclassified to conform with 2009 classifications.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company’s operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(4)	Based on reports of sales furnished by mall tenants.

Taubman Centers/6
TAUBMAN CENTERS, INC.
Table 2 — Income Statement
For the Three Months Ended September 30, 2009 and 2008
(in thousands of dollars)

	2009		2008
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	83,403	39,074	87,401	39,187
Percentage rents	2,621	974	3,262	1,681
Expense recoveries	56,720	24,415	60,838	25,011
Management, leasing, and development services	3,444		3,316
Other	17,012	2,823	8,896	1,175

Total revenues	163,200	67,286	163,713	67,054

EXPENSES:
Maintenance, taxes, and utilities	46,286	16,802	48,741	17,201
Other operating	16,506	5,515	18,482	3,892
Management, leasing, and development services	2,140		1,843
General and administrative	7,155		6,790
Impairment charges (2)	166,680
Interest expense	36,407	16,219	36,039	16,471
Depreciation and amortization	37,726	9,491	35,464	9,923

Total expenses	312,900	48,027	147,359	47,487

Gains on land sales and other nonoperating income	247	31	411	115

	(149,453)	19,290	16,765	19,682

Income tax (expense) benefit	211		(218)
Equity in income of Unconsolidated Joint Ventures	10,454		11,289

Net income (loss)	(138,788)		27,836
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of (income) loss of consolidated joint ventures	3,456		(1,416)
Distributions in excess of noncontrolling share of income of consolidated joint ventures			(1,578)
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of (income) loss of TRG	45,894		(7,445)
Distributions in excess of noncontrolling share of income of TRG			(3,565)
Distributions to participating securities of TRG	(362)		(362)
Preferred stock dividends	(3,658)		(3,658)

Net income (loss) attributable to Taubman Centers, Inc. common shareowners	(94,073)		9,197

SUPPLEMENTAL INFORMATION:
EBITDA — 100% (2)	(75,320)	45,000	88,268	46,076
EBITDA — outside partners’ share	(4,665)	(20,587)	(9,295)	(20,440)

Beneficial interest in EBITDA (2)	(79,985)	24,413	78,973	25,636
Beneficial interest expense	(31,420)	(8,416)	(31,088)	(8,570)
Beneficial income tax (expense) benefit	211		(218)
Non-real estate depreciation	(853)		(748)
Preferred dividends and distributions	(4,273)		(4,273)

Fund from Operations contribution (2)	(116,320)	15,997	42,646	17,066

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	334	158	251	162

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. The Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the third quarter of 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG’s share.

Taubman Centers/7
TAUBMAN CENTERS, INC.
Table 3 — Income Statement
For the Nine Months Ended September 30, 2009 and 2008
(in thousands of dollars)

	2009		2008
		UNCONSOLIDATED		UNCONSOLIDATED
	CONSOLIDATED	JOINT	CONSOLIDATED	JOINT
	BUSINESSES	VENTURES (1)	BUSINESSES	VENTURES (1)

REVENUES:
Minimum rents	254,855	116,594	261,554	116,395
Percentage rents	5,342	2,177	7,162	3,600
Expense recoveries	172,003	72,060	178,686	69,089
Management, leasing, and development services	10,189		10,901
Other	37,440	6,199	23,239	5,541

Total revenues	479,829	197,030	481,542	194,625

EXPENSES:
Maintenance, taxes, and utilities	137,773	49,135	138,766	48,629
Other operating	47,823	17,868	56,478	16,026
Restructuring charge (2)	2,630
Management, leasing, and development services	5,976		6,521
General and administrative	20,890		23,066
Impairment charges (3)	166,680
Interest expense	109,113	48,289	108,993	48,624
Depreciation and amortization	110,077	28,839	106,978	29,385

Total expenses	600,962	144,131	440,802	142,664

Gains on land sales and other nonoperating income	680	88	3,670	594
Impairment loss on marketable securities	(1,666)

	(122,119)	52,987	44,410	52,555

Income tax expense	(257)		(658)
Equity in income of Unconsolidated Joint Ventures	28,980		29,014

Net income (loss)	(93,396)		72,766
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(270)		(3,722)
Distributions in excess of noncontrolling share of income of consolidated joint ventures			(7,973)
TRG series F preferred distributions	(1,845)		(1,845)
Noncontrolling share of (income) loss of TRG	34,018		(17,866)
Distributions in excess of noncontrolling share of income of TRG			(15,183)
Distributions to participating securities of TRG	(1,198)		(1,085)
Preferred stock dividends	(10,975)		(10,975)

Net income (loss) attributable to Taubman Centers, Inc. common shareowners	(73,666)		14,117

SUPPLEMENTAL INFORMATION:
EBITDA — 100% (2) (3)	97,071	130,115	260,381	130,564
EBITDA — outside partners’ share	(24,280)	(59,218)	(28,831)	(59,170)

Beneficial interest in EBITDA (2) (3)	72,791	70,897	231,550	71,394
Beneficial interest expense	(94,318)	(25,069)	(94,307)	(25,289)
Beneficial income tax expense	(257)		(658)
Non-real estate depreciation	(2,587)		(2,189)
Preferred dividends and distributions	(12,820)		(12,820)

Funds from Operations contribution (2) (3)	(37,191)	45,828	121,576	46,105

Net straightline adjustments to rental revenue, recoveries, and ground rent expense at TRG %	493	316	1,319	275

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In 2009, the Company recognized a restructuring charge, which primarily represents the costs of termination of personnel.

(3)	In the third quarter of 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG’s share.

Taubman Centers/8
TAUBMAN CENTERS, INC.
Table 4 — Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Periods Ended September 30, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2009	2008	2009	2008

Net income (loss) attributable to TCO common shareowners	(94,073)	9,197	(73,666)	14,117

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,726	35,464	110,077	106,978
Noncontrolling partners in consolidated joint ventures	(3,134)	(2,928)	(9,215)	(10,423)
Share of Unconsolidated Joint Ventures	5,543	5,777	16,848	17,091
Non-real estate depreciation	(853)	(748)	(2,587)	(2,189)

Add noncontrolling interests:
Noncontrolling share of income (loss) of TRG	(45,894)	7,445	(34,018)	17,866
Distributions in excess of noncontrolling share of income of TRG		3,565		15,183
Distributions in excess of noncontrolling share of income of consolidated joint ventures		1,578		7,973

Add distributions to participating securities of TRG	362	362	1,198	1,085

Funds from Operations (1)	(100,323)	59,712	8,637	167,681

TCO’s average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Funds from Operations attributable to TCO (1)	(67,019)	39,764	5,707	111,588

Funds from Operations	(100,323)	59,712	8,637	167,681

TRG’s share of impairment charges (1)	160,802		160,802
Restructuring charge (1)			2,630

Adjusted Funds from Operations (1)	60,479	59,712	172,069	167,681

TCO’s average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Adjusted Funds from Operations attributable to TCO (1)	40,402	39,764	114,884	111,588

(1)	FFO for the three and nine month periods ended September 30, 2009 includes, and Adjusted FFO excludes, impairment charges related to the write down of The Pier Shops and Regency Square to their fair values. Also, FFO for the nine month period ended September 30, 2009 includes, and Adjusted FFO excludes, a restructuring charge, which primarily represents the costs of termination of personnel. The Company discloses this Adjusted FFO due to the significance and infrequent nature of these charges. Given the significance of the charges, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing, or financing activities as defined by GAAP.

Taubman Centers/9
TAUBMAN CENTERS, INC.
Table 5 — Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2009 and 2008
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2009	2008	2009	2008

Net income (loss)	(138,788)	27,836	(93,396)	72,766

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,726	35,464	110,077	106,978
Noncontrolling partners in consolidated joint ventures	(3,134)	(2,928)	(9,215)	(10,423)
Share of Unconsolidated Joint Ventures	5,543	5,777	16,848	17,091

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	36,407	36,039	109,113	108,993
Noncontrolling partners in consolidated joint ventures	(4,987)	(4,951)	(14,795)	(14,686)
Share of Unconsolidated Joint Ventures	8,416	8,570	25,069	25,289
Income tax expense (benefit)	(211)	218	257	658

Less noncontrolling share of (income) loss of consolidated joint ventures	3,456	(1,416)	(270)	(3,722)

Beneficial Interest in EBITDA	(55,572)	104,609	143,688	302,944

TCO’s average ownership percentage of TRG	66.8%	66.6%	66.8%	66.5%

Beneficial Interest in EBITDA attributable to TCO	(37,124)	69,670	95,880	201,607

Taubman Centers/10
TAUBMAN CENTERS, INC.
Table 6 — Balance Sheets
As of September 30, 2009 and December 31, 2008
(in thousands of dollars)

	As of
	September 30, 2009	December 31, 2008
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,553,470	3,699,480
Accumulated depreciation and amortization	(1,138,941)	(1,049,626)

	2,414,529	2,649,854

Investment in Unconsolidated Joint Ventures	87,791	89,933
Cash and cash equivalents	18,886	62,126
Accounts and notes receivable, net	28,188	46,732
Accounts receivable from related parties	1,940	1,850
Deferred charges and other assets	55,867	124,487

	2,607,201	2,974,982

Liabilities:
Notes payable	2,686,239	2,796,821
Accounts payable and accrued liabilities	230,247	262,226
Dividends payable		22,002
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	157,282	154,141

	3,073,768	3,235,190

Equity:
Taubman Centers, Inc. Shareowners’ Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	532	530
Additional paid-in capital	562,789	556,145
Accumulated other comprehensive income (loss)	(25,829)	(29,778)
Dividends in excess of net income	(866,194)	(726,097)

	(328,676)	(199,174)

Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(98,728)	(90,251)
Noncontrolling interests in TRG	(68,380)
Preferred Equity of TRG	29,217	29,217

	(137,891)	(61,034)

	(466,567)	(260,208)

	2,607,201	2,974,982

Combined Balance Sheet of Unconsolidated Joint Ventures:

Assets:
Properties	1,091,847	1,087,341
Accumulated depreciation and amortization	(388,561)	(366,168)

	703,286	721,173
Cash and cash equivalents	19,319	28,946
Accounts and notes receivable	20,334	26,603
Deferred charges and other assets	18,426	20,098

	761,365	796,820

Liabilities:
Notes payable	1,095,655	1,103,903
Accounts payable and other liabilities, net	43,773	61,570

	1,139,428	1,165,473

Accumulated Deficiency in Assets:
Accumulated deficiency in assets — TRG	(199,167)	(194,178)
Accumulated deficiency in assets — Joint Venture Partners	(167,539)	(160,862)
Accumulated other comprehensive income (loss) — TRG	(6,057)	(7,288)
Accumulated other comprehensive income (loss) — Joint Venture Partners	(5,300)	(6,325)

	(378,063)	(368,653)

	761,365	796,820

Taubman Centers/11
TAUBMAN CENTERS, INC.
Table 7 — Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2009 Before
	Impairment and Restructuring		Impairment	Restructuring	Range for Year Ended
	Charges		Charges (1)	Charge (2)	December 31, 2009

Funds from Operations per common share (3)	2.88	2.93	(1.98)	(0.03)	0.87	0.92

Real estate depreciation — TRG	(1.83)	(1.78)			(1.83)	(1.78)

Distributions on participating securities of TRG	(0.02)	(0.02)			(0.02)	(0.02)

Depreciation of TCO’s additional basis in TRG	(0.13)	(0.13)			(0.13)	(0.13)

Net income (loss) attributable to common shareowners, per common share (3)	0.91	1.01	(2.02)	(0.03)	(1.13)	(1.03)

(1)	In the third quarter of 2009, the Company recognized impairment charges totaling $166.7 million on The Pier Shops and Regency Square to reduce their book values to their fair values. TRG’s share of these impairment charges was $160.8 million.

(2)	In 2009, the Company recognized a restructuring charge of $2.6 million, which represents primarily the cost of terminations of personnel.

(3)	Per share amounts for Funds from Operations are calculated using estimated average diluted shares, which include the impact of common stock equivalents. Per share amounts for net loss attributable to common shareholders are calculated using estimated average outstanding shares, which exclude the impact of common stock equivalents because the impact is anti-dilutive to net loss per share.